Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Riverview Financial Corporation

We consent to the use of our report dated March 29, 2017, with respect to the consolidated financial statements of Riverview Financial Corporation as of December 31, 2016, and for the year then ended, included herein and to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Gaithersburg, Maryland

June 29, 2017